UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021 (January 8, 2021)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 8, 2021, KemPharm, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), to issue and sell 6,765,463 shares of common stock of the Company, pre-funded warrants to purchase 926,844 shares of common stock and warrants to purchase 7,692,307 shares of common stock at an exercise price per share of $6.50 in an underwritten public offering (the “Public Offering”) pursuant to a Registration Statement on Form S-1 (File No. 333-250945) and a related prospectus, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $6.50 per share of common stock and accompanying warrant, representing a public offering price of $6.4999 per share of common stock and $0.0001 per related warrant. In addition, the Company granted the Underwriter an option to purchase, for a period of 45 days, up to an additional 1,153,846 shares of the Company’s common stock and/or warrants to purchase up to an additional 1,153,846 shares of the Company’s common stock.

On January 8, 2021, the Underwriter exercised its over-allotment option, in part, for warrants to purchase 754,035 shares of the Company’s common stock.

The Company received net proceeds from the Public Offering of approximately $46.4 million after deducting underwriting discounts and commissions and other offering expenses payable by the Company. If the warrants, including the warrants issued pursuant to the partial exercise of the Underwriter’s over-allotment option, but excluding the pre-funded warrants, are exercised in full, the net proceeds will increase to $101.3 million.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pre-Funded Warrants

On January 12, 2021, pursuant to the terms of the Underwriting Agreement, the Company issued pre-funded warrants to purchase 926,844 shares of the Company’s common stock to specified investors in the Public Offering. The following summary of certain terms and provisions of the pre-funded warrants to purchase common stock offered under the Underwriting Agreement is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Duration and Exercise Price

Each pre-funded warrant has an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock.

Exercisability

The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and Delaware law. Purchasers of pre-funded warrants may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of the Company’s outstanding common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of the Company’s common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of common stock with respect to the shares of common stock underlying the pre-funded warrants, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants provide that holders have the right to participate in distributions or dividends paid on the Company’s common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Warrants to Purchase Common Stock

On January 12, 2021, pursuant to the terms of the Underwriting Agreement and December 2020 Exchange Agreement (as defined below), the Company issued warrants to purchase 12,078,361 shares of the Company’s common stock (collectively, the “Warrants”) in the Public Offering and in connection with the transactions contemplated under the December 2020 Exchange Agreement. The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the forms of which are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Duration and Exercise Price

The Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price per share of common stock equal to $6.50 per share. The holder of a Warrant will not be deemed a holder of the underlying common stock until the Warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of a Warrant, the Company will round such fraction up to the next whole share.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice, provided that payment in full for the number of shares of the Company’s common stock purchased upon such exercise is delivered to the Company in accordance with the terms of the Warrants (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would own more than 4.985% of the Company’s outstanding common stock immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying such Warrant under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of the Company’s common stock, the holders of the Warrants do not have the rights or privileges of holders of common stock with respect to the shares of common stock underlying the Warrants, including any voting rights, until they exercise their Warrants. The Warrants provide that holders have the right to participate in distributions or dividends paid on the Company’s common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by the Company’s board of directors, the holders of the warrants have the right to require the Company or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by the Company’s board of directors, the holders of the Warrants have the right to require the Company or a successor entity to redeem the Warrants in the amount of the Black Scholes value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction payable in the form of consideration paid to the holders of common stock in such fundamental transaction.

Underwriter Warrant

On January 12, 2021, pursuant to the terms of the Underwriting Agreement, the Company issued to the Underwriter a warrant to purchase 806,932 shares of the Company’s common stock (the “Underwriter Warrant”). The Underwriter Warrant is subject to substantially the same terms and conditions as the Warrants, provided that the exercise price for the Underwriter Warrant is $8.125 per share. If the Underwriter exercises any additional portion of its over-allotment option, then the Company shall issue the Underwriter an additional Underwriter Warrant exercisable for a number of shares of common stock equal to 5.0% of the number of shares of common stock issued in such over-allotment exercise (including the shares of common stock issuable upon the exercise of any Warrants issued in connection therewith). This summary of the Underwriter Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrant, the form of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

December 2020 Exchange Agreement Amendment

On January 12, 2021, in connection with the transactions contemplated by the December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement (as amended, the “December 2020 Exchange Agreement”), dated as of December 20, 2020, by and among the Company and the other parties thereto (as described in detail in the Company’s Current Reports on Form 8-K filed with the SEC Commission on December 21, 2020 and December 28, 2020, which descriptions are incorporated herein by reference), the Company entered into an Amendment to Senior Secured Convertible Notes and Amendment to Warrant (the “Amendment”) with Deerfield Private Design Fund III, L.P. (“DPDF”) and Deerfield Special Situations Fund, L.P. (together with DPDF, the “Deerfield Holders”). The Amendment modifies certain specified terms of (i) the convertible promissory notes (the “Notes”) issued pursuant to that certain Facility Agreement dated as of June 2, 2014, by and among the among the Company and the other parties thereto, as amended, and (ii) the warrant issued by the Company to DPDF (the “DF Warrant”) on June 2, 2014 to, among other things, exclude the transactions contemplated by the December 2020 Exchange Agreement and issuance of securities pursuant to the Underwriting Agreement from the anti-dilution provisions of the Notes and the DF Warrant. The foregoing description of the Amendment is a summary and is qualified in its entirety by Exhibit 10.1 attached hereto, which is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the December 2020 Exchange Agreement, on January 12, 2021, the Company issued to the holders (the “Holders”) party to the December 2020 Exchange Agreement an aggregate of 31,476.98412 shares of its Series B-2 Preferred Stock (the “Series B-2 Shares”) and warrants exercisable for an aggregate of 3,632,019 shares of the Company’s common stock (the “Exchange Warrants”).

The Series B-2 Shares are convertible into an aggregate of 4,842,690 shares of the Company’s common stock at a conversion price equal to $6.4999.

The information contained Items 1.01, 5.03 and 8.01 of this Current Report on Form 8-K with respect to the terms and conditions of the December 2020 Exchange Agreement, the Series B-2 Shares and the Exchange Warrants is hereby incorporated by reference into this Item 3.02.

The shares of Series B-2 Shares and the Exchange Warrants were issued in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on preemption or similar exemptions under applicable state laws. Each of the Holders represented, among other things, that it is an accredited investor within the meaning of Rule 501(a) of Regulation D. The Series B-2 Shares and Exchange Warrants were offered without any general solicitation by the Company or its representatives.

Any shares of the Company’s common stock issuable upon conversion or exercise of the Series B-2 Shares or Exchange Warrants, as applicable, will be issued in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act or Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the terms of the Public Offering, the Warrants and the other transactions related thereto and below in Item 5.03 related to the Series B-2 Preferred Stock is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series B-2 Convertible Preferred Stock

On January 11, 2021, as a condition to closing of the transactions contemplated by the December 2020 Exchange Agreement, the Company filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock (the “Series B-2 Certificate of Designation”) with the Secretary of State of the State Delaware, setting forth the preferences, rights and limitations of the Series B-2 Preferred Stock. The Series B-2 Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A detailed description of the terms of the Series B-2 Certificate of Designation is included in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020, which description is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 8, 2021, the Company issued a press release to announce the pricing of the Public Offering. A copy of this press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, and the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not incorporated by reference into any of the Company’s filings under the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

On January 7, 2021, the Company’s common stock was approved for listing on The Nasdaq Capital Market. The Company’s common stock began trading on The Nasdaq Capital Market on January 8, 2021 under the ticker symbol “KMPH”.

On January 12, 2021, the Company closed the Public Offering. The aggregate gross proceeds to the Company from the Public Offering totaled approximately $50.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

Immediately following, the closing of the Public Offering, pursuant to the terms of the December 2020 Exchange Agreement, the Company:

•	Exchanged (the “Exchange”) approximately $31.5 million of the outstanding principal and accrued interest on the Notes for (i) the Series B-2 Shares and (ii) the Exchange Warrants; and

•	made a payment of approximately $30.3 million (the “Debt Payment”) in partial repayment of the remaining outstanding principal and accrued interest on the Notes.

Following the completion of the Exchange and Debt Payment, the aggregate balance of principal and accrued interest remaining outstanding under the Notes is approximately $7.6 million, based on the amount of accrued interest as of the date of this Current Report on Form 8-K.

Upon the closing of the Exchange and related Debt Payment, the amendments to the Facility Agreement, the Notes and the Investors’ Rights Agreement, dated as of February 19, 2015, by and among the Company, DPDF and the other parties signatory thereto, contemplated by the December 2020 Exchange Agreement that were conditional upon, among other things, the closing of the Public Offering, the filing of the Series B-2 Certificate of Designation and/or the approval for listing of the Company’s common stock, including the shares issuable upon conversion of the Series B-2 Preferred Stock and exercise of the Exchange Warrants, on the Nasdaq Capital Market, became effective on January 12, 2021. Detailed descriptions of the December 2020 Exchange Agreement, including such amendments and conditions, are included in the Company’s Current Reports on Form 8-K filed with the SEC on December 21, 2020 and December 28, 2020, which descriptions are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions. Such statements constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions, uncertainties inherent in the operation of the Company’s business and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of January 8, 2021, by and between the Company and Roth Capital Partners, LLC (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-1 (File No. 333-250945), as amended and declared effective by the SEC on January 7, 2021)

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock

4.1	Form of Series B Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 (File No. 333-250945), as amended and declared effective by the SEC on January 7, 2021)

4.2	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-1 (File No. 333-250945), as amended and declared effective by the SEC on January 7, 2021)

4.3	Form of Common Stock Purchase Warrant and schedule of holders

4.4	Series A Common Stock Purchase Warrant for Underwriter

10.1	Amendment to Senior Secured Convertible Notes and Amendment to Warrant, dated as of January 12, 2021, by and among the Company, Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

99.1	Press Release titled “KemPharm Announces Pricing of $50 Million Public Offering of Common Stock and Warrants and Uplisting to The Nasdaq Capital Market” dated January 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.
Date: January 13, 2021	By:	/s/ R. LaDuane Clifton, CPA
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer